EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Buckle, Inc.
Kearney, Nebraska

We consent to the incorporation by reference in Registration Statement No. 333-133384, Registration Statement No. 333-70641, Registration Statement No. 333-70643, Registration Statement No. 33-48402 and Post-effective Amendment No. 1 to Registration Statement No. 333-70633 on Form S-8 of our reports relating to the financial statements and financial statement schedule of The Buckle, Inc. (the “Company”) dated April 15, 2008 (which reports express an unqualified opinion and include an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as described in Note A), and our report relating to the effectiveness of the Company’s internal control over financial reporting dated April 15, 2008, appearing in this Annual Report on Form 10-K of The Buckle, Inc. for the fiscal year ended February 2, 2008.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 15, 2008